Exhibit 99.1

Press Release

For Release, 9:10AM ET May 4, 2021

Appointment of Anthony Uhrick as Vice President Sales Americas at Neonode

STOCKHOLM, SWEDEN, May 4, 2021 — Neonode Inc. (NASDAQ: NEON), today announced the appointment of Anthony Uhrick as Vice President Sales AMER.

Mr. Uhrick is an industry veteran with over 20 years of experience in the touch screen industry developing business for early market leaders such as 3M Touch Systems, Planar, and Smart Technologies. His career has focused on emerging interactive technology with extensive experience in developing new markets, creating partner relationships, managing product promotion and launches, and sales channel development.

Mr. Uhrick holds a B.Sc. in Business Administration and Finance from California State University, Northridge and a M.Sc. in Environmental Science from Loyola Marymount University in Los Angeles, California.

The recruitment of Mr. Uhrick is part of a strategy and organization update targeting an increased focus on the company’s contactless touch business and on current market opportunities in North America, Asia, as well as in Europe. A key point in this update is that the business area organization Neonode established during 2020 is replaced by a regional sales organization.

In the new organization Mr. Uhrick will assume the role Vice President Sales AMER and will lead Neonode’s sales work in the Americas. Johan Swartz, who previously led our business area HMI Products, will assume the role Vice President Sales APAC and will lead the company’s sales work in Asia and Pacific. Jonas Wærn, who previously led our business area HMI Solutions, will assume the role Vice President Sales EMEA and lead the company’s sales work in Europe, Middle East and Africa. These changes are effective immediately.

“I am very pleased to have Anthony join our team. Anthony’s extensive experience and track record in the touch screen industry and in B2B sales is a perfect fit to grow our business in the Americas. Further, the new regional sales organization will increase our customer focus and our ability to meet the market demands in all three regions, which will help us accelerate our topline growth,” said Urban Forssell, CEO of Neonode.

For more information, please contact:

Investor Relations

David Brunton

E-mail: david.brunton@neonode.com
Phone: +1 925 768 0620

Chief Executive Officer

Urban Forssell

E-mail: urban.forssell@neonode.com

About Neonode
Neonode Inc. (NASDAQ:NEON) is a publicly traded company, headquartered in Stockholm, Sweden and established in 2001. The company provides advanced optical sensing solutions for contactless touch, touch, gesture control, and in-cabin monitoring. Building on experience acquired during years of advanced R&D and technology licensing, Neonode’s technology is currently deployed in more than 75 million products and the company holds more than 120 patents worldwide. Neonode’s customer base includes some of the world’s best-known Fortune 500 companies in the consumer electronics, office equipment, medical, avionics, and automotive industries.

NEONODE and the NEONODE logo are trademarks of Neonode Inc. registered in the United States and other countries.

For further information please visit www.neonode.com

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Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to expectations, future performance or future events. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode's actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors are discussed under "Risk Factors" and elsewhere in Neonode's public filings with the SEC from time to time, including Neonode's annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today's date, and Neonode undertakes no duty to update or revise them.